www.TractorSupply.com

TRACTOR SUPPLY COMPANY ANNOUNCES ACQUISITION OF PETSENSE,
A GROWTH-ORIENTED PET SPECIALTY RETAILER WITH 136 STORES

Brentwood, TN, September 29, 2016 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today announced that it has acquired 100% of Petsense, LLC, a leading specialty retailer of pet supplies and services with 136 stores in 25 states. The transaction price was approximately $116 million, net of acquired estimated future tax benefits of $29 million. The acquisition was a cash transaction financed with cash-on-hand and revolver debt. The transaction, including transaction and integration costs, is not expected to be material to Tractor Supply’s net earnings per diluted share for fiscal 2016.

Petsense will operate as a subsidiary of Tractor Supply Company from Petsense’s current headquarters in Scottsdale, Arizona and will continue to be led by members of Petsense’s senior management team. Tractor Supply plans to continue to grow the Petsense store base at a target rate of 15% to 20% annually and will convert its two existing HomeTown Pet stores to Petsense stores.

Greg Sandfort, Tractor Supply Company’s Chief Executive Officer, stated, “We are excited about the addition of Petsense to the Tractor Supply family as we develop our pet specialty retail business. The pet industry represents a $60 billion market driven by favorable pet ownership trends and the continued humanization of pets by their owners. We believe the pet specialty industry is an attractive expansion opportunity and, with 136 stores across 25 states, we think Petsense is an excellent complement to our Tractor Supply retail operations.”

Mr. Sandfort continued, “With Tractor Supply’s success in the pet category and the knowledge gained from our HomeTown Pet stores, we determined that the acquisition of an established, successful concept with a proven track record of growth would be the best way to capitalize on the opportunities in the pet market. We believe the Petsense team’s expertise in growing smaller format pet specialty stores combined with our proven expertise in the category as well as site selection and store growth, will enable us to accelerate the growth of our pet specialty retail business and enhance long-term shareholder value.”

Bob Angstead, President and Chief Executive Officer of Petsense stated, “As we looked at the future for Petsense, we recognized Tractor Supply Company as a natural fit to continue our growth. The Tractor Supply team has a strong culture, and we share many of the same values, as well as an appreciation of the opportunities presented by smaller towns and communities. Additionally, the Tractor Supply team has the experience and resources to help expand Petsense to the many untapped markets across the country.”

Peter J. Solomon Company acted as exclusive financial advisor and Bass, Berry & Sims PLC acted as legal advisor to Tractor Supply Company. William Blair & Company acted as exclusive financial advisor and Jenner & Block acted as legal advisor to Petsense.

Conference Call to Discuss Acquisition
Tractor Supply Company will host a conference call on September 29, 2016, at 5:00 p.m. Eastern Time to discuss the transaction, which will be broadcast simultaneously over the Internet on the Company’s website at IR.TractorSupply.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

A replay of the webcast will also be available at IR.TractorSupply.com shortly after the conference call concludes.

About Tractor Supply Company
At September 24, 2016, Tractor Supply Company operated 1,575 stores in 49 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers and others who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located primarily in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including heating, lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use. For more information, visit www.tractorsupply.com.

About Petsense
Founded in 2005 in Scottsdale, Arizona, Petsense is a small-box pet specialty supply retailer with 136 stores in primarily small and mid-size communities across 25 states. Petsense stores are focused on meeting the needs of pet owners and offer a variety of pet products and services. For more information, visit www.petsense.us.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This release contains certain forward-looking statements, including statements regarding the attractiveness and potential profitability of the pet specialty industry, plans to grow the Petsense business, and expected store openings and conversions. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, the failure of an acquisition to produce anticipated results, the ability to open new stores in the manner and number currently contemplated, the ability to successfully integrate the acquired business and the potential effects caused by the diversion of management’s time and attention from other business issues and opportunities, general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, the ability to successfully manage expenses and execute our key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of customer data, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to secure or develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting, changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company, including the ability to realize anticipated tax benefits in connection with the acquisition will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.